UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2016

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2016, we completed our previously announced public offering of common stock and warrants with total gross proceeds of approximately $7.5 million. Our net proceeds from the offering, after deducting the placement agent fees and the estimated offering expenses, are expected to be approximately $6.7 million.

In the offering, we issued 18,750,000 shares of our common stock, par value $0.0001 per share, and warrants to purchase up to an aggregate of 20,799,250 shares of our common stock at a combined public offering price of $0.40 per share and related warrant, including 2,049,250 warrants sold pursuant to the partial exercise of the underwriters’ over-allotment option sold at a purchase price of $0.01 per warrant. Each warrant will be exercisable for five years from issuance and have an exercise price equal to $0.50. In addition, we granted the underwriters a 45-day option to purchase up to an additional 2,812,500 shares of common stock and/or 2,812,500 additional warrants, of which the underwriters purchased 2,049,250 warrants at closing.

In connection with the offering, we also entered into a warrant agent agreement dated May 6, 2016 with VStock Transfer, LLC (“VStock”) for VStock to act as warrant agent for the investor warrants. The warrant agent agreement sets out the terms of the investor warrants. In the event we do not maintain an effective registration statement covering the sale of the shares of common stock underlying the investor warrants, the warrant holders may exercise the warrant on a cashless basis.

We paid the underwriters of the offering a cash placement fee equal to 7% of the gross proceeds of the offering, or $526,434, plus a non-accountable expense allowance equal of $75,000, and also issued to them five-year warrants to purchase up to 1,312,500 shares, at an exercise price of $0.50 per share. The underwriter warrants are exercisable beginning May 2, 2017 and may be exercised on a cashless basis in the event we do not maintain an effective registration statement covering the sale of the shares of common stock underlying the underwriter warrants.

Copies of the warrant agent agreement and the form of underwriter’s warrant are filed hereto as Exhibit 4.1 and Exhibit 4.2, respectively. The foregoing descriptions of the warrant agent agreement and the form of underwriter’s warrant are not complete and are qualified in their entirety by reference to Exhibit 4.1 and Exhibit 4.2, respectively.

Item 8.01.	Other Events.

The information contained in Item 1.01 of this report is incorporated herein by reference.

The offering was registered under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 (File No. 333-210144), as amended, which became effective on May 2, 2016, and was made pursuant to a related prospectus dated May 2, 2016.

On May 6, 2016, we issued a press release announcing the completion of the registered offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Warrant Agent Agreement, dated May 6, 2016 by and between Aytu BioScience, Inc. and VStock Transfer, LLC.

4.2	Form of Underwriter’s Warrant, dated May 6, 2016.

99.1	Press release dated May 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date: May 6, 2016	/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer